Consulting Agreement
                              --------------------


     This is an agreement dated and effective this 7th day of May, 2003 by and between Josh Yudell having residence at 157 Ridgeway Circle Arnold, MD 21012 (hereinafter referred to as The Consultant), and James Farinella, acting on behalf and in representation of T & G2, Inc. (OTCBB: TTGG), whose address is 65 LaGrande Avenue, Berkeley Heights, NJ 07922 (hereinafter referred to as The Company).


                                    Recitals
                                    --------

     I. The Company desires to obtain consulting services from The Consultant as more particularly described herein ("Scope of Services and Manner of Performance").
     II. The Consultant is in the business of providing such consulting services and has agreed to provide the services on the terms and conditions set forth in this agreement.
     Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, The Consultant and The Company hereby agree as follows.


                                      Terms
                                      -----

1.   Scope of Services. The Consultant will perform services including:
     -----------------

          A.   Render advice with respect to financing arrangements.

          B. Review press releases whenever appropriate to be made available to the press in general, customers, suppliers and selected NASD broker/dealers, financial institutions, and the Company's shareholders.

          C. Evaluate and advise the Company on it's investor communications and investor relations strategy.

          D.   Assist the Company in website development and enhancement.

          E. Introduce the business of the Company to consultants and contacts throughout North America for the purpose of concluding a joint venture relationship, licensing agreement or distributorship and assist in such negotiations.

          F. Identify companies and/or product lines that the Company may acquire and that would be complimentary to the Company's business and assist in such transactions.

2.   Manner of performance. Except as aforesaid, the time, place and manner of
     ---------------------
performance of the services hereunder, including the amount of time allocated by The Consultant, shall be determined at the sole discretion of The Consultant. Additionally, The Consultant shall be available for advice and counsel to the officers and directors of TTGG at such reasonable and convenient times and places as may be mutually agreed upon.

3.   Status of Consultant. The Consultant shall act as an independent Consultant
     --------------------
and not as an agent or employee of The Company and The Consultant shall make no representation as an agent or employee of The Company. The Consultant shall furnish insurance and be responsible for all taxes as an independent Consultant. The Consultant shall have no authority to bind The Company or incur other obligations on behalf of The Company. Likewise, The Company shall have no authority to bind on incur obligations on behalf of The Consultant.

4.   Disclosure of Material Events. The Company agrees to promptly disclose to
     -----------------------------
The Consultant those events/ discoveries which are known and/or anticipated that may or conceivably may have an impact on the stock, business operations, future business, or public perception of TTGG, as this has material impact on the ability and effectiveness of The Consultant and services rendered. It shall be understood that excluded from this disclosure shall be information deemed to be non-public or "inside" information.

5.   Confidentiality Agreement. In the event The Company discloses information
     -------------------------
to The Consultant that The Company considers to be secret, proprietary or non-public and so notifies The Consultant, The Consultant agrees to hold said information in confidence. Proprietary information shall be used by The Consultant only in connection with services rendered under this Agreement. Proprietary information shall not be deemed to include information that a) is in or becomes in the public domain without violation of this Agreement by The Company, or b) is rightfully received from a third entity having no obligation to The Company and without violation of this Agreement. In reciprocal, The Company agrees to hold confidential all trade secrets of and methods employed by The Consultant in fulfillment of services rendered.

6.   Indemnification. The Company agrees to indemnify and hold harmless The
     ---------------
Consultant against any losses, claims, damages, liabilities and/or expenses(including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Consultant may become subject, because of the actions of The Company or its agents. Likewise, The Consultant agrees to indemnify and hold harmless The Company against any losses, claims, damages, liabilities and/or expenses(including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Company may become subject, because of the actions of The Consultant or its agents. The Consultant is willing and capable of providing services on a "Best Efforts" basis. Payment by The Company to The Consultant is irrevocable and irreversible.

7.   Conflict of Interest. The Consultant shall be free to perform services for
     --------------------
other persons. The Consultant will notify The Company of its performance of consulting services for any other Client that could conflict with its obligations under this agreement.

8.   Term. Refer to Schedule A.
     ----

9.   Payment. Refer to Schedule B.
     -------

10.  Payment Instructions. Refer to Schedule C.
     --------------------

11.  Severability. This agreement may be dissolved at any time at the express
     ------------
consent of both parties. In the event any part of this agreement shall be held to be invalid by any competent court or arbitration panel, this agreement shall be interpreted as if only that part is invalid and that the parties to this agreement will continue to execute the rest of this agreement to the best of their abilities unless both parties mutually consent to the dissolution of this agreement.


     This agreement shall be interpreted in accordance with the laws of the State of Maryland. This agreement and attached schedules constitutes the entire contract of the parties with respect to the matters addressed herein and no modifications of this agreement shall be enforceable unless in writing signed by both The Consultant and The Company. This agreement is not assignable by either party without the consent of the other.
     In witness whereof The Consultant and The Company have caused this agreement to be executed on the date indicated in Schedule A.



T and G2

Authorized person:                       Title President/CEO  Date
                    -------------------                           ---------
I hereby certify that I agree to the terms of the contract above and am authorized to enter into a binding contract.



Josh Yudell

Authorized person:                       Title                 Date
                    -------------------       ---------------      --------
I hereby certify that I agree to the terms of the contract above and am authorized to enter into a binding contract.



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




















                                   Schedule A
                                   ----------

Term of Commitment
------------------

The term of commitment between The Consultant and The Company shall be for a period of one (1) year, with a review every twelve (12) weeks, carrying the option to renew or terminate at that time. Commitment shall begin upon execution, by both parties, of this agreement.







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



















                                   Schedule B
                                   ----------

Payment
-------

For business development, strategic planning and other consulting work to be accomplished, the Company will grant the Consultant the option to purchase, from the Company, two (2) million shares of TTGG common-stock issued under Reg. S-8 at the greater of $.05 or a fifteen percent discount to the previous five day average daily trading price of The Company's stock upon exercise of such options. Consultant is to receive a total of two (2) million options for the one year period of this Agreement. If Agreement is terminated at one of the above designated times for such termination, any remaining options, of the total 2 million, will then be retired.

The Company hereby irrevocably agrees not to circumvent, avoid, bypass or obviate directly or indirectly, the intent of this Agreement, to avoid payment of fees, in any transaction with any corporation, partnership or individual, introduced by the Consultant to the Company in connection with any project, any loans or collateral or funding, or any other transaction involving any products, transfers or contracts, or third party assignments thereof.







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





















                                   Schedule C
                                   ----------

Payment shall be made via the electronic transfer of stock, aka DTC or DWAC, according to the following instructions:


DTC #: 0443

Clearing firm: Pershing, Inc.

F/B/O: Josh Yudell

Acct #:


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






                                  ATTACHMENT A
                                  ------------


     It is hereby acknowledged that the compensation for the services identified in the foregoing Agreement will be in the form of T&G2, Inc. Class A Common Stock registered on From S-8. Accordingly, the Consultant represents that the services to be performed under the Agreement are eligible services as required by Form S-8, and that the stock, when issued, must be issued in the name of a "natural person" as defined by the applicable securities laws.

     The Consultant  represents that none of the compensation received hereunder
                                     ----
is for promoting or maintaining a market in the stock of T&G2, Inc. The Consultant, under the terms of this Agreement is not being retained to find
                                                    ---
investors; provide investor relations or shareholder communication services; promote T&G2, Inc.'s stock through newsletters; or as part of a capital raising scheme.

     Additionally, the Consultant represents that, with regard to the stock to be registered as compensation for the services rendered hereunder, (i) neither T&G2, Inc., or a promoter of its stock, will direct the resale in the public market of the stock received under this Agreement as compensation; and (ii) T&G2, Inc. will not receive any portion of the proceeds of the resale of the stock issued as compensation hereunder.

     The Consultant acknowledges that T&G2, Inc., and its counsel, will rely on these representations when filing the Form S-8 to register the shares that are received as compensation.




                                                  CONSULTANT



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